Exhibit 10.1.3


                                    ADDENDUM
                                       TO
                        PERFORMANCE UNIT AWARD AGREEMENT

     This Addendum to Performance Unit Agreement is made and entered into as of this __ day of _________, ____, by and between TXU Corp., a Texas Corporation ("Company"), and ______________("Participant").

     WHEREAS, the Company and Participant entered into that certain Performance Unit Award Agreement dated as of ____________, ("LTIP Agreement") evidencing an award ("Award") to Participant under the TXU Long-Term Incentive Compensation Plan ("Plan"); and

     WHEREAS, the Company and Participant have also entered into that certain Employment Agreement dated as of ______________, which provides, among other things, that, in the event of Participant's termination of employment under particular circumstances provided for in the Employment Agreement, the Award shall not forfeit and shall be paid at the time and in the amount provided for, and subject to the terms and conditions of, the Employment Agreement; and

     WHEREAS, the Company and Participant desire to enter into this Addendum in order to amend Section 4 of the LTIP Agreement relating to the forfeiture of the Award in order to coordinate and assure consistency with the terms of the Employment Agreement.

     NOW, THEREFORE, in consideration of the covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Forfeiture of Award. Section 4 of the LTIP Agreement is hereby amended to provide for the forfeiture of the Award, or its continued effectiveness, following Participant's termination of employment so as to be consistent with the relevant provisions of the Employment Agreement. As amended, Section 4 of the LTIP Agreement shall be and read in full as follows:

          "4.  Forfeiture of Performance Units Under Certain Circumstances.

               (a) Forfeiture Upon Termination of Employment under Certain Circumstances. If Participant's employment with the Company shall, at any time during the Performance Period, be terminated by the Company for Cause (as defined in that certain Employment Agreement between the Company and Participant dated as of ______________, ("Employment Agreement")) or by Participant without Good Reason (as defined in the Employment Agreement), this Award and all Performance Units covered hereunder shall immediately be forfeited by Participant. Upon such forfeiture, Participant shall have no further right, title or interest in or to this Award or any Performance Units.


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                                                                  Exhibit 10.1.3


               (b) Continuation Following Termination of Employment Under Certain Circumstances. If Participant's employment with the Company shall, at any time during the Performance Period, be terminated: (i) as a result of the expiration of the Term of the Employment Agreement;
          (ii) by the Company without Cause or by Participant for Good Reason;
          (iii) upon Participant's death or Disability (as defined in the Employment Agreement); or (iv) by the Company (or its successor) without Cause or by Executive for Good Reason in either case within twenty-four (24) months following a Change in Control (as defined in the Employment Agreement), this Award shall not forfeit and shall be paid at the time and in the amount provided for in, and subject to the terms and conditions of, this Agreement.

               (c) Consistency With Terms of Employment Agreement. The terms of this Section 4 are intended to be consistent with the terms of the Employment Agreement regarding the forfeiture or the continuation of this Award under the various circumstances described in the Employment Agreement, and this Section 4 shall be so construed."

     2. Remainder of LTIP Agreement in Full Force and Effect. Except as expressly amended by the terms of this Addendum, the LTIP Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the date first set forth above.

                                         TXU CORP.


                                         By: _________________________


                                         PARTICIPANT


                                         _____________________________


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